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            Delaware Investments Arizona Municipal Income Fund, Inc.
            Delaware Investments Colorado Municipal Income Fund, Inc.
               Delaware Investments National Municipal Income Fund
          Delaware Investments Minnesota Municipal Income Fund II, Inc.
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[DELAWARE INVESTMENTS LOGO]

                                                              2005 Market Street
                                                     Philadelphia, PA 19103-7094

FOR IMMEDIATE RELEASE

       DELAWARE INVESTMENTS(R)MUNICIPAL INCOME FUNDS ANNOUNCE AN AGREEMENT
                        FOR SALE OF DELAWARE INVESTMENTS

PHILADELPHIA,  August 19, 2009 - Today,  Lincoln  Financial  Group  (NYSE:  LNC)
announced that it signed a definitive stock purchase agreement to sell ownership of Delaware  Management  Holdings,  Inc. and its subsidiaries (also known by the marketing name of Delaware Investments),  including Delaware Management Company, manager to the Delaware  Investments(R)Family  of Funds,  to Macquarie  Group, a
global provider of banking, financial, advisory, investment and funds management services.  Delaware  Management  Company  is a  series  of  Delaware  Management
Business Trust, the investment adviser to Delaware Investments Arizona Municipal
Income Fund, Inc. (VAZ),  Delaware  Investments  Colorado Municipal Income Fund,
Inc. (VCF),  Delaware  Investments  National  Municipal  Income Fund (VFL),  and
Delaware  Investments  Minnesota Municipal Income Fund II, Inc.  (VMM)(together, the  "Municipal  Income  Funds").  In  connection  with this  announcement,  the
Municipal Income Funds' Boards of Trustees/Directors  (the "Board") will meet to consider:  (1) new investment  management agreements between Delaware Management
Company and the Municipal  Income Funds; and (2) the submission of a proposal to
the  Municipal  Income  Funds'   shareholders  to  approve  the  new  investment
management  agreements.  The  Municipal  Income Funds will  announce the Board's determinations in a future press release.

The  investment  objective of each  Municipal  Income Fund,  other than Delaware
Investments  National Municipal Income Fund, is to provide current income exempt from federal income tax and from the personal  income tax of its state,  if any, consistent  with the  preservation  of  capital.  The  investment  objective  of
Delaware Investments National Municipal Income Fund is to provide current income exempt from regular  federal  income tax  consistent  with the  preservation  of capital.  In  addition,  each  Municipal  Income Fund has the ability to utilize leveraging  techniques in an attempt to obtain a higher return for the Municipal
Income Fund.

About Delaware Investments:
Delaware   Investments,   an  affiliate  of  Lincoln   Financial   Group,  is  a
Philadelphia-based diversified asset management firm with more than $120 billion in assets under management as of June 30, 2009. Through a broad range of managed accounts and portfolios,  mutual funds,  retirement accounts,  sub-advised funds and other investment products, Delaware Investments provides investment services to  individual  investors  and to  institutional  investors  such as private and public pension funds, foundations,  and endowment funds. Delaware Investments is the marketing name for Delaware Management Holdings,  Inc. and its subsidiaries.
For  more   information   on   Delaware   Investments,   visit  the  company  at
www.delawareinvestments.com  or for  shareholder  related  questions,  call  800
523-1918.  Lincoln  Financial  Group is the marketing name for Lincoln  National
Corporation  (NYSE:  LNC) and its  affiliates.  For more  information on Lincoln
Financial Group, visit www.lincolnfinancial.com.

                                     --###-

Media Contact:     Ayele Ajavon                      Laurel O'Brien
                   Media Relations                   Media Relations
                   Delaware Investments              Delaware Investments
                   215 255-1632                      484 583-1735
                   AAjavon@delinvest.com             Laurel.OBrien@lfg.com

Delaware  Investments  is the marketing name for Delaware  Management  Holdings,
Inc. and its subsidiaries.

www.delawareinvestments.com

785861-2